EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 and related Information Statement/Prospectus of BancPlus Corporation of our report dated March 10, 2020, relating to our audits of the consolidated financial statements of State Capital Corporation and its subsidiaries as of and for the years ended December 31, 2019 and 2018.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ POSTLETHWAITE & NETTERVILLE, APAC

Baton Rouge, Louisiana

November 23, 2021